HARRIS & HARRIS GROUP, INC.
                           2006 EQUITY INCENTIVE PLAN
                                     FORM OF
                        INCENTIVE STOCK OPTION AGREEMENT


      THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), dated as of [____________], 20[__], is made between Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York (the "Company"), and [_________________] (the "Optionee").

      WHEREAS, the Company has adopted the Harris & Harris Group, Inc., 2006 Equity Incentive Plan (the "Plan"), pursuant to which options may be granted to purchase Stock;

      WHEREAS, the Company desires to grant to the Optionee an incentive stock option (or "ISO") to purchase the number of shares of Stock provided for herein;

      NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Option

      (a) Grant of Option. The Company hereby grants to the Optionee an Option to purchase [______] shares of Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is intended to be, and to the extent permitted shall be construed as, an ISO within the meaning of Section 422 of the Code. To the extent the Option does not qualify as an ISO, the Option shall be treated as a non-qualified stock option.

      (b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his/her legal representative in respect of any questions arising under the Plan or this Agreement. To the extent that the Committee has been given the authority to administer and interpret the Plan, the Committee shall also have all of the authority otherwise granted to the Board under this Agreement.

Section 2. Terms and Conditions of Option

      (a) Exercise Price. The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of all or any portion of the Option shall be $[______] per share.

      (b) Expiration Date. The Option shall expire at the close of business on the [tenth] anniversary of the date of this Agreement.

      (c) Exercisability of Option. Subject to the other terms of this Agreement regarding the exercisability of the Option, the Option shall become exercisable as of the dates set forth below for the cumulative percentages of Stock subject to the Option set forth below, provided the Optionee is employed by the Company as of each such date:

             Date                      Percentage of Shares

         [--------------]                   [-----]

         [--------------]                   [-----]

         [--------------]                   [-----]

         [--------------]                   [-----]

The Board may, but shall not be required to, provide at any time for the acceleration of the schedule set forth above.

      (d) Method of Exercise. The Option may be exercised only by written notice in such form as the Company may adopt from time to time, delivered in person or by mail in accordance with Section 3(a) and accompanied by payment therefor or pursuant to such other procedure as the Company may adopt from time to time. The purchase price of the shares of Stock shall be paid to the Company (i) in cash or its equivalent, (ii) to the extent permitted by law, by a "broker cashless exercise" procedure approved by the Board, [(iii) by having shares of Stock otherwise deliverable upon exercise of the Option withheld by the Company,] or
(iii) [(iv)] by a combination of the foregoing methods. If requested by the Board, the Optionee shall deliver this Agreement evidencing the Option to the Chief Compliance Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. [A minimum of 100 shares of Stock must be purchased upon the exercise of the Option unless a lesser number of shares of Stock so purchased constitutes the total number of shares of Stock then purchasable under the Option.]

      (e) Exercise Following Termination of Employment. Subject to Section 2(g), in the event that the Optionee ceases to be employed by the Company, that portion of the Option that is not then exercisable shall immediately terminate and that portion of the Option that is exercisable at the time of the Optionee's termination of employment with the Company shall terminate as follows:

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

                  (i) If the Optionee's termination of employment is due to his/her disability (within the meaning of Section 22(e)(3) of the Code), the Option (to the extent exercisable at the time of the Optionee's termination) shall be exercisable for a period of [no more than one year] following such termination of employment, and shall thereafter terminate;

                  (ii) If the Optionee's termination of employment is by the Company or an Affiliate for Cause (as defined below), the Option shall terminate on the date of the Optionee's termination;

                  (iii) If the Optionee voluntarily terminates his/her employment (other than by retirement), the Option (to the extent exercisable at the time of the Optionee's termination) shall be exercisable for a period of [no more than three months] following such termination of employment, and shall thereafter terminate;



                  [(iv) If the Optionee (1) voluntarily terminates his/her employment or retires pursuant to the Company's mandatory retirement program, (2) is an "Entitled Retiree" within the meaning of the Company's retiree medical plan as in effect from time to time and (3) executes a post-termination non-solicitation agreement in a form reasonably acceptable to the Company, the Option (to the extent exercisable at the time of the Optionee's termination) shall remain exercisable until the expiration of its term set forth in Section 2(b), provided, however, that the Optionee acknowledges and agrees that to the extent the Option is exercised more than three months following such termination of employment, the Option shall not be eligible for treatment as an ISO;] and

                  (v) If the Optionee's termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee's termination) shall be exercisable for a period of [no more than three months] following such termination of employment, and shall thereafter terminate.

For purposes of this Agreement, "Cause" shall have the meaning ascribed to such term in the Optionee's individual employment, severance or consulting agreement with the Company or, in the absence of any such agreement, "Cause" means (i) that the Optionee has materially failed to perform the duties and responsibilities of his or her position with the Company for reasons other than disability or has been insubordinate; (ii) that the Optionee has violated any securities law or regulation, been convicted of a felony or a crime involving moral turpitude (regardless of whether involving the Company) or has not complied to a significant degree with any material policy of the Company; or
(iii) that the Optionee has committed any act of fraud, embezzlement, or similar conduct against the Company or any of its shareholders constituting dishonesty, intentional breach of fiduciary obligation, or intentional and material wrongdoing or gross misfeasance or that results in a material economic detriment to the assets, business or prospects of the Company.

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

Notwithstanding the foregoing, no provision in this Section 2(e) shall extend the exercise period of an Option beyond its original term set forth in Section 2(b).

      (f) Nontransferability. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

      (g) Rights as a Stockholder. The Optionee shall not be deemed for any purpose to be the owner of any shares of Stock subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the shares of Stock for which the Option shall have been exercised, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such shares of Stock on the books of the Company.

      (i) Income Taxes. The Company may, in its discretion, require that the Optionee pay to the Company at or after (as determined by the Board) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of shares of Stock thereupon.

Section 3. Miscellaneous

      (a) Notices. Unless otherwise determined by the Board, any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

      (b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without Cause.

      (c) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

      (d) Company Policies. By signing this Agreement, the Optionee acknowledges that he/she is subject to the Company's (i) Code of Ethics Pursuant to Rule 17-J-1 and (ii) Stock Ownership Guidelines and that non-compliance with either such policy may constitute Cause for the termination of the Optionee's employment with the Company.

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

      (e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      (f) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

      (g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

      (h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

      (i) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

      (j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

      (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the ____ day of _________, 20__.



                                          HARRIS & HARRIS GROUP, INC.

                                          By:_______________________
                                          Its_______________________


                                          [OPTIONEE]


                                          Signature: _______________

                                          Printed Name:_____________

                                          Address:__________________

                                          __________________________

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